UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2020

(Date of the earliest event reported)

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices) (Zip Code)

661-723-7723

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2020, Simulations Plus, Inc., a California corporation (the “Company”) entered into a revolving line of credit with Wells Fargo Bank, N.A. (the “Bank”) for an aggregate amount of up to $3.5 million (the “Line of Credit”). The Line of Credit is in the form of a Credit Agreement (the “Credit Agreement”), Revolving Line of Credit Note (the “Revolving Note”), security agreement and related documents (the “Line of Credit Documents”), each dated as of March 31, 2020.

The Revolving Note is scheduled to mature on April 15, 2022. The outstanding balance of the Revolving Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum equal to a Base Rate (as defined below), or (ii) at a fixed rate per annum determined by the Bank to be 1.75% above LIBOR in effect on the first day of the applicable LIBOR period.

The “Base Rate” is defined as the highest of (a) the Prime Rate in effect on such day, (b) a rate determined by the Bank to be 1.5% above Daily One Month LIBOR in effect on such day, and (c) the Federal Funds Rate plus1.5%.

The continuing ability to borrow under the Revolving Note will be subject to the ongoing compliance of the Company with various affirmative and negative covenants, including with respect to liens, indebtedness, mergers, asset sales and dividends. The agreement allows for ongoing dividends and allows for the company to increase quarterly dividends by up to $0.01 per share without prior approval of the lender.

The Revolving Note also requires that the Company satisfy financial covenants on a consolidated basis at the end of each calendar quarter, including:

•	net income after taxes not less than $1.00 as of each fiscal quarter end, determined on a rolling 4-quarter basis, commencing with the 4-quarter period ending May 31, 2020; and

•	total funded debt to adjusted EBITDA not greater than 2.0 to 1.0 as of each fiscal quarter end, determined on a rolling 4-quarter basis, commencing with the 4-quarter period ending May 31, 2020.

In addition, the Company shall maintain a zero balance on advances under the Revolving Note for a period of at least thirty (30) consecutive days during each 12-month period commencing March 31, 2020 .

The Credit Agreement includes customary representations and warranties of the Company, which must continue to be true and correct in all material respects as a condition to future draws. The Revolving Note also includes customary events of default in certain cases subject to customary notice or cure rights, following which, amounts outstanding under the Revolving Note may be accelerated and certain default interest provisions.

Amounts owing under the Revolving Note are guaranteed by assets of the Company pledged as collateral pursuant to the Line of Credit Documents.

The foregoing summaries of the terms of the Revolving Line of Credit and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

2

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
4.1	Revolving Line of Credit Note, dated as of March 31, 2020, by and between the Company, as borrower, and Wells Fargo Bank, National Association, as lender.

4.2	Credit Agreement, dated as of March 31, 2020, by and between the Company, as borrower, and Wells Fargo Bank, National Association, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: April 3, 2020	By: /s/ John R. Kneisel
John R. Kneisel
Chief Financial Officer

3